Exhibit 3.2

                                     BY-LAWS
                                       of
                            IPSWICH BANCSHARES, INC.

                                    ARTICLE I

                                  Organization

        The  name  of  this  Corporation  shall  be  "Ipswich  Bancshares".  The
Corporation shall have and may exercise all the powers, privileges and authority, express, implied and incidental, now or hereafter conferred by applicable law and the Corporation's Articles of Organization.

                             ARTICLE II Stockholders

               SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held on the last Wednesday in April at 4:00 p.m. (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at the main office of the Corporation in Massachusetts, unless a different hour, date or place within the United States is fixed by the Board of Directors, the Chief Executive Officer, the President, or, in the President's absence, the Chairman of the Board, if one is elected. If no annual meeting has been held on the date fixed above, a special meeting in lieu thereof may be held, and such special meeting shall have for the purposes of these By-Laws or otherwise all the force and effect of an annual meeting.

               SECTION 2. Matters to be Considered at Annual Meeting. At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors then in office shall also be required) or
(b) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section 2.

        For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the scheduled annual meeting, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which public disclosure was made.

A stockholder's notice to the Clerk shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice and (d) any financial interest of the stockholder in such proposal.

        The Board of Directors may reject any stockholder proposal not timely made in accordance with the terms of this Section 2. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 2 in any material respect, the Clerk of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Clerk within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or if the Board of Directors or such committee determines that the additional information provided by the stockholder, together with information previously provided, does not satisfy the requirements of this Section 2 in any material respect, then the Board of Directors may reject such stockholder's proposal. The Clerk of the Corporation shall notify a stockholder in writing whether his proposal has been made in accordance with the time and informational requirements of this Section 2. Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether the stockholder proposal was made in accordance with the terms of this
Section 2. If the presiding officer determines that a stockholder proposal was made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and ballots shall be provided for use at the annual meeting with respect to any such proposal. If the presiding officer determines that a stockholder proposal was not made in accordance with the terms of this Section 2, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting. If there is an Interested Stockholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of the paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.

        This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, Directors and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed and received as herein provided.

        As used in these By-Laws, the terms "Interested Stockholder" and "Continuing Director" shall have the same respective meanings assigned to them in the Articles of Organization. Any determination of beneficial ownership of securities under these By Laws shall be made in the manner specified in the Articles of Organization.

        Notwithstanding the provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder with respect to the matters set forth in this Section 2.

        Nothing contained in this Section 2 shall require proxy materials distributed by the management of the Corporation to include any information with respect to stockholder proposals.

               SECTION 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Chief Executive Officer, the President, the Chairman of the Board, if one is elected, or by the affirmative vote of a majority of the Directors then in office; provided, however, that if there is an Interested Stockholder, any such call shall also require the affirmative vote of a majority of the Continuing Directors then in office. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law. Special meetings of the holders of any one or more series of outstanding preferred stock may be called in the manner and for the purposes provided in the resolutions of the Board of Directors providing for the issuance of such series of such stock. Special meetings shall be called by the Clerk or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or
(ii) such lesser percentage, if any (but not less than 40%), as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any (but not less than 40%), as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting.

        Any written application for a special meeting by one or more stockholders shall set forth as to each matter proposed to be brought before the special meeting (a) a brief description of the proposal desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Corporation's capital stock which are beneficially owned by the stockholder on the date of such stockholder application and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder application, and (d) any financial interest of the stockholder in such proposal.

               SECTION 4. Notice of Meetings; Adjournment. A written notice of all annual and special meetings of stockholders stating the hour, date, place and purposes of such meetings shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-Laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat or to each stockholder who, under the Articles of Organization or under these By-Laws, is entitled to such notice, by mailing such notice to such stockholder at such stockholder's address as it appears on the stock transfer books of the Corporation. Notice shall also be given to the Chief Executive Officer, to the President, to each of the Directors and to the Chairman of the Board, if one is elected. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid. When any stockholders' meeting, either annual or special, is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned. A written waiver of notice, executed before or after a meeting by a stockholder or by an authorized attorney of a stockholder and filed with the records of the meeting, shall be deemed equivalent to notice of the meeting.

               The Chief Executive Officer, or in the Chief Executive Officer's absence, the President or the Chairman of the Board, if one is elected, shall preside at all stockholders' meetings and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to
Section 5 of this Article II. The order of business and all other matters of procedure including, without limitation, the rules for conducting the meeting at any meeting of the stockholders shall be determined by the presiding officer.

               SECTION 5. Quorum. The holders of a majority in interest in all stock issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders; but if less than a quorum is present at a meeting, a majority in interest of the stockholders present or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article II. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

               SECTION 6. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting.

A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority does not agree. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

               SECTION 7. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Organization or by these By-Laws. The Corporation shall not directly or indirectly vote any share of its own stock; provided however, that no provision of these By-Laws shall be construed to limit the voting rights and powers relating to shares of stock held pursuant to a plan which is intended to be an "employee stock ownership plan" as defined in the Internal Revenue Code, as now or hereafter in effect.

                              ARTICLE III Directors

               SECTION 1. Powers. The business and affairs of the Corporation shall be managed by a Board of Directors.

               SECTION 2. Composition and Term. The Board of Directors shall be composed of: (a) those persons elected by the incorporator(s) of the Corporation to serve as the initial Directors of the Corporation in accordance with Section 12 of Chapter 156B of the Massachusetts General Laws, such persons to serve as Directors until the respective expiration dates of their terms established by the incorporator(s) and until their successors are elected and qualified and (b) as such terms expire, those persons who are elected as Directors from time to time as provided herein. Subject to the rights of the holders of any series of preferred stock, the Board of Directors may from time to time fix the number of Directors and their respective classifications; provided, however, that if at the time of such action there is an Interested Stockholder, such action shall in addition require a majority vote of the Continuing Directors then in office. Up to two additional Directors may be elected by vote of a majority of the Directors then in office. The Directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, labelled Group A, Group B and Group C, respectively, such classes to be as nearly equal in number as possible.

The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002. At each succeeding annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

               SECTION 3. Director Nominations. Nominations of candidates for election as Directors at any annual meeting of stockholders may be made (a) by, or at the direction of, a majority of the Board of Directors (unless there is an Interested Stockholder, in which case the affirmative vote of a majority of the Continuing Directors shall also be required) or (b) by any stockholder entitled to vote at such annual meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an annual meeting.

        Nominations, other than those made by, or at the direction of, the Board of Directors (or by the Continuing Directors, if required), shall be made pursuant to timely notice in writing to the Clerk of the Corporation as set forth in this Section 3. To be timely, a stockholder's notice shall be delivered to, or mailed and received, at the principal executive offices of the Corporation not less than 60 days nor more than 150 days prior to the date of the scheduled annual meeting, regardless of postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the stockholder to be timely must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director and as to the stockholder giving the notice (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as Directors, pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, including, but not limited to, the written consent of such person to serve as a Director if elected; and the rules and regulations promulgated thereunder, including, but not limited to, the written consent of such person to serve as a Director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. At the request of the Board of Directors, any person nominated by, or at the direction of, the Board of Directors for election as a Director at an annual meeting shall furnish to the Clerk of the Corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee.

        Nothing contained in this Section 3 shall require proxy materials distributed by the management of the Corporation to include any information with respect to nominations by stockholders.

        No person shall be elected as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3. Ballots bearing the names of all the persons who have been nominated for election as Directors at an annual meeting in accordance with the procedures set forth in this Section 3 shall be provided for use at the annual meeting.

        The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Section 3. If the Board of Directors, or a designated committee thereof, determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3 in any material respect, the Clerk of the Corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the Clerk within such period of time, not to exceed five days from the date such deficiency notice is given to the stockholder, as the Board of Directors or such committee shall reasonably determine. If the deficiency is not cured within such period, or such committee reasonably determines that the additional information provided by the stockholder, together with information previously provided, does nor satisfy the requirements of this Section 3 in any material respect, then the Board of Directors may reject such stockholder's nomination. The Clerk of the Corporation shall notify a stockholder in writing whether his nomination has been made in accordance with the time and informational requirements of this Section 3. Notwithstanding the procedure set forth in this paragraph, if neither the Board of Directors nor such committee makes a determination as to the validity of any nominations by a stockholder, the presiding officer of the annual meeting shall determine and declare at the annual meeting whether a nomination was made in accordance with the terms of this Section 3. If the presiding officer determines that a nomination was made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee. If the presiding officer determines that a nomination was not made in accordance with the terms of this Section 3, he shall so declare at the annual meeting and the defective nomination shall be disregarded. If there is an Interested Stockholder, any determinations to be made by the Board of Directors or a designated committee thereof pursuant to the provisions of this paragraph shall also require the concurrence of a majority of the Continuing Directors then in office.

               SECTION 4. Qualification. Each Director shall have such qualifications as are required by applicable law. Unless waived by a vote of the Board of Directors, no individual may serve as a Director of the Corporation if he had reached the age of 75 years at the time of election.

               SECTION 5. Resignation. Any Director may resign at any time by written notice to the Chief Executive Officer. A resignation shall be effective upon receipt, unless the resignation otherwise provides.

               SECTION 6. Removal. Any Director may be removed from office as provided in the Articles of Organization.

               SECTION 7. Vacancies. Any vacancy occurring on the Board of Directors as a result of resignation, removal, death or other cause, and newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of a majority of the remaining Directors though less than a quorum of the number constituting the full board as fixed by the Board of Directors, unless there is an Interested Stockholder in which case such vacancy may only be filled by vote of a majority of the Continuing Directors then in office. A Director elected to fill such a vacancy shall be elected to serve for the full term of the Class of Directors in which the vacancy occurred or the new directorship was created and until such Director's successor has been elected and qualified, or until such Director's earlier resignation or removal.

               SECTION 8. Compensation. The members of the Board of Directors and the members of either standing or special committees shall receive such compensation as the Board of Directors may determine.

               SECTION 9. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law on the same date and at the same place as the annual meeting of stockholders following such meeting of stockholders. The Board of Directors may provide the hour, date and place for the holding of regular meetings by resolution without other notice than such resolution, a copy of which resolution shall be provided to the Chief Executive Officer, the President and the Chairman of the Board, if one is elected. The Board of Directors shall hold regular meetings at a place or places fixed from time to time by the Board of Directors, the Chief Executive Officer, the President, or the Chairman of the Board, if one is elected.

               SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of a majority of the Directors, the President, or the Chairman of the Board, if one is elected, unless there is an Interested Stockholder who is also a Director in which case at least a majority of the Continuing Directors is required to call a special meeting of directors. The person or persons authorized to call special meetings of the Board of Directors may fix the hour, date, and place for holding a special meeting.

               SECTION 11. Notice of Special Meetings. Notice of the hour, date, and place of all special meetings of the Board of Directors shall be given to each Director, the President, and the Chairman of the Board, if one is elected, by the Secretary or Assistant Secretary, or if there be no Secretary or Assistant Secretary, by the Clerk or Assistant Clerk, or in the case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice of any special meeting of the Board of Directors shall be given to each Director in person or by telephone or sent to his business or home address by telecommunication at least twenty four (24) hours in advance of the meeting or by written notice mailed to his business or home address as shown in the Corporation's records at least forty eight (48) hours in advance of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage thereon prepaid. When any Board of Directors meeting, either regular or special, is adjourned for thirty days or more, notice of the hour, date and place of the reconvened meeting shall be sent to all persons entitled to, and in the manner of, the notice of the original, adjourned meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than thirty days or of the business to be transacted at such meeting, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

A written waiver of notice executed before or after a meeting by the Director and filed with the records of the meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

               SECTION 12. Quorum. A majority of the number of Directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 11 of this Article III. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

               SECTION 13. Action at a Meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise prescribed by law, by the Articles of Organization or by these By-Laws.

               SECTION 14. Action by Consent. Any action required or permitted to be taken by the Board of Directors at any meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. Such written consents shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

               SECTION 15. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any Corporation matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the Clerk of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Clerk of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a Director who voted in favor of such action.

               SECTION 16. Committees. The Board of Directors shall elect from its number not fewer than three members to serve as an Executive Committee and not fewer than three non-employee directors to serve as an audit committee, and may elect other committees from its number. The Board of Directors may also elect individuals to serve as an Advisory Board of Directors. It may delegate to the Executive Committee or such other committees some or all of its powers except those which by law, by the Articles of Organization or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors.

The Board of Directors may abolish any such committee at any time, subject to applicable law. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect. With the approval of the Board of Directors, the Chief Executive Officer may appoint such other committees consisting of such Directors as the Chief Executive Officer shall select. Any recommendations of such committees appointed by the Chief Executive Officer shall be submitted to the Board of Directors.

               SECTION 17. Manner of Participation. Members of the Board of Directors or of committees elected by the Board pursuant to Section 16 of this
Article III may participate in meetings of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 8 of this Article III, unless the Board of Directors by resolution so provides.

                               ARTICLE IV Officers

               SECTION 1. Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including, without limitation, a Chairman of the Board, a Secretary, and one or more Vice Presidents and Assistant Treasurers as the Board of Directors may determine to be necessary for the management of the Corporation.

               SECTION 2. Election. The President, the Treasurer and the Clerk shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers shall be elected by the Board of Directors at such first meeting of the Board of Directors or at any other meeting.

               SECTION 3. Qualification. Any two or more offices may be held by any person. The President shall be a Director. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

               SECTION 4. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, the President, Treasurer and Clerk shall hold office until the first meeting of the Board of Directors following the next annual meeting of the stockholders and until their respective successors are chosen and qualified. All other officers shall hold office until the first meeting of the Board of Directors following the next annual meeting of stockholders, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. The Chief Executive Officer may resign at any time by written notice to the Board of Directors or the Clerk. Any other officer may resign at any time by written notice to the Chief Executive Officer. Such resignation shall be effective upon receipt unless the resignation otherwise provides. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The Board of Directors may, however, authorize the Corporation to enter into an employment contract with any officer in accordance with law, but no such contract right shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 5 of this Article IV.

               SECTION 5. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the entire number of Directors then in office; provided, however, that if at the time of such removal there is an Interested Stockholder, the affirmative vote of a majority of the Continuing Directors then in office shall instead be required. Any such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the persons involved. Any officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

               SECTION 6. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

               SECTION 7. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

               SECTION 8. Chief Executive Officer. The President shall be the Chief Executive Officer, unless the Board of Directors shall designate another officer enumerated in Section 1 of this Article IV to be the Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general supervision and control of the Corporation's business, and shall preside at all meetings of the stockholders and Board of Directors.

               SECTION 9. President. If the President is not the Chief Executive Officer, he shall have such power and perform such duties as the Board of Directors and the Chief Executive Officer may from time to time designate. If the Chief Executive Officer is absent, the President shall preside at all meetings of the stockholders and Board of Directors.

               SECTION 10. Chairman of the Board. In the absence of the Chief Executive Officer or the President, the Chairman of the Board shall preside, when present, at all meetings of the Board of Directors and stockholders. The Chairman of the Board shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

               SECTION 11. Treasurer and Other Officers. Any Vice President, the Treasurer and any other Officers whose powers and duties are not otherwise specifically provided for herein shall have such powers and shall perform such duties as the Chief Executive Officer may from time to time designate.

               SECTION 12. Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. If a Secretary is not elected or is absent, the Clerk will keep a record of the meetings of the Board of Directors. In the absence of the Clerk, an Assistant Clerk, if one is elected, shall perform the Clerk's duties. Otherwise a Temporary Clerk designated by the person presiding at the meeting shall perform the Clerk's duties.

               SECTION 13. Secretary and Assistant Secretary. The Secretary, if one is elected, shall keep a record of the meetings of the Board of Directors. In the absence of the Secretary, any Assistant Secretary, the Clerk and any Assistant Clerk, a Temporary Secretary designated by the person presiding at such meeting shall perform the Secretary's duties.

                             ARTICLE V Capital Stock

               SECTION 1. Certificates of Stock. Unless otherwise provided by the Board of Directors, each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

               SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

               SECTION 3. Record Holders. Except as otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

               It  shall  be  the  duty  of  each   stockholder  to  notify  the
Corporation of his address and any changes thereto.

               SECTION 4. Record Date. The Board of Directors may fix in advance a time of not more than sixty days before the date of any meeting of the stockholders, the date for the payment of any dividend or the making of any distribution to stockholders or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent.

In such case, only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

               If no record date if fixed and the transfer books are not closed,
(a) the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, and (b) the record date for determining stockholders for any other purpose shall be the close of business on the date on which the Board of Directors acts with respect thereto.

               SECTION 5. Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

               SECTION 6. Issuance of Capital Stock. Except as provided by law, the Board of Directors shall have the authority to issue or reserve for issue from time to time the whole or any part of the capital stock of the Corporation which may be authorized from time to time, to such persons or organizations, for such consideration, whether cash, property, services or expenses and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants or conversion or other rights to subscribe to said capital stock.

               SECTION 7. Dividends. Subject to applicable law, the Articles of Organization and these By-Laws, the Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of its capital stock.

                           ARTICLE VI Indemnification

        SECTION 1. Definitions.  For purposes of this Article:

               (a) "Officer" means any person who serves or has served (A) as Director of the Corporation, (B) in any other office filled by election or appointment by the Board of Directors or (C) at the direction of the Corporation, as a Director or officer of any of the Corporation's wholly owned subsidiaries, and, in each case, any heirs or personal representatives of such person;

               (b) "Non-Officer Employee" means any person who serves or has served as an employee of the Corporation, but who is not or was not an Officer, and any heirs or personal representatives of such person;

               (c)  "Indemnitee"  means  each  Officer,   and  each  Non-Officer
        Employee whom the Board of Directors has determined to indemnify pursuant to Section 3 of this Article VI;

               (d) "Proceeding" means any action, suit or proceeding, civil or criminal, brought or threatened in or before any court, tribunal, administrative or legislative body or agency and any claim which could be the subject of a Proceeding; and

               (e) "Expenses"  means any liability  fixed by a judgment,  order, decree  or  award  in  a  Proceeding,  any  amount  reasonably  paid  in settlement of a Proceeding and any professional fees or other disbursements reasonably incurred in a Proceeding.

               SECTION 2. Officers. To the extent permitted by law and except as provided in Sections 4 and 5 of this Article VI, each Officer of the Corporation shall be indemnified by the Corporation against all Expenses incurred by such Officer in connection with any Proceedings in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Corporation; (b) as a director, officer or employee of any wholly-owned subsidiary of the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation.

               SECTION 3. Non-Officer Employees. To the extent permitted by law and except as provided in Sections 4 and 5 of this Article VI, each Non-Officer Employee of the Corporation may, in the discretion of the Board of Directors be indemnified against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding which such Non-Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Corporation; (b) a director, officer or employee of any wholly-owned subsidiary of the Corporation; or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust, employee benefit plan or other entity at the request or direction of the Corporation.

               SECTION 4. Service at the Request or Direction of the Corporation. No indemnification shall be provided to an Officer or Non-Officer Employee with respect to serving or having served in any of the capacities described in Section 2(c) or 3(c) above unless the following two conditions are met: (a) such service was requested or directed in each specific case by vote of the Board of Directors prior to the occurrence of the event to which the indemnification relates, and (b) the Corporation maintains insurance coverage for the type of indemnification under Section 2(c) or 3(c) above for any amount in excess of the proceeds of insurance received with respect to such coverage as the Corporation in its discretion may elect to carry.

The Corporation may but shall not be required to maintain insurance coverage with respect to indemnification under Section 2(c) or 3(c) above. Notwithstanding any other provision of this Section 4, but subject to Section 5 of this Article VI, the Board of Directors may provide an Officer or Non-Officer Employee with indemnification under Section 2(c) or 3(c) above as to a specific Proceeding even if one or both of the two conditions specified in this Section 4 have not been met and even if the amount of the indemnification exceeds the amount of the proceeds of any insurance which the Corporation may have elected to carry; provided that the Board of Directors in its discretion determines it to be in the best interests of the Corporation to do so.

               SECTION 5. Good Faith. No indemnification shall be provided to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been adjudicated in any Proceeding not to have acted in good faith in the reasonable belief that the action of such person was in the best interest of the Corporation. In the event that a Proceeding is compromised or settled so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided to said Officer or Non-Officer Employee with respect to a matter if there is a determination that with respect to such matter such person did not act in good faith in the reasonable belief that the action of such person was in the best interests of the Corporation. The determination shall be made by a majority of those Directors who are not involved in such Proceeding. However, if more than half of the Directors are involved in such Proceeding, the determination shall be made by a majority vote of a committee of three disinterested Directors chosen by the disinterested Directors at a regular or special meeting. If there are fewer than three disinterested Directors, the determination shall be based upon the opinion of the Corporation's regular outside counsel.

               SECTION 6. Prior to Final Disposition. In the event that the Corporation does not assume the defense, or until the Corporation assumes the defense pursuant to Section 7 of this Article VI of any Proceeding of which the Corporation receives notice under this Article VI, unless otherwise provided by the Board of Directors, or by the committee pursuant to the procedure specified in Section 5 of this Article VI the Corporation shall pay any Expenses incurred by an Indemnitee in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by the Indemnitee seeking indemnification to repay such payment if such Indemnitee shall be adjudicated or determined to be not entitled to indemnification under this Article VI.

                SECTION 7. Notification and Defense of Claim. As a condition precedent to his or her right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving him or her or with respect to which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After the Corporation notifies the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as provided below in this Section. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the
Indemnitee  unless (i) the  employment  of counsel  by the  Indemnitee  has been authorized by the Corporation, (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action. In each such case, the fees and expenses of Indemnitee's counsel reasonably acceptable to the Corporation shall be at the expense of the Corporation, except as otherwise expressly provided by this Article VI.

The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.

               SECTION 8. Insurance. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any liability of any character asserted against or incurred by the Corporation or any such Indemnitee, or arising out of any such status, whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of this Article VI or under Chapter 156B of the Massachusetts General Laws.

               SECTION 9. Other Indemnification Rights. Nothing in this Article VI shall limit any lawful rights to indemnification existing independently of this Article VI.

                      ARTICLE VII Miscellaneous Provisions

               SECTION 1.  Amendment of By-Laws.  These  By-Laws may be adopted,
altered,   amended,   changed  or  repealed  as  provided  in  the  Articles  of
Organization.

               SECTION 2. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ending December 31 or on such other date as may be required by law.

               SECTION 3. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

               SECTION 4. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes, mortgage discharges and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chief Executive Officer, the President, the Chairman of the Board if one is elected, the Treasurer, any Vice President or any Assistant Vice President or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

               SECTION 5. Voting of Securities. Unless provided by the Board of Directors, the Chief Executive Officer, the President, the Chairman of the Board, if one is elected, or the Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power or power of substitution, at any meeting of stockholders or shareholders of any other organization, any of whose securities are held by the Corporation.

               SECTION 6. Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.